Exhibit 99.1

Contact: J. Todd Scruggs, Executive Vice President and CFO
(434) 846-2000 tscruggs@bankofthejames.com

For Immediate Release

Bank of the James Financial Group, Inc. Announces Results

For 4th Quarter 2007 - Quarterly Net Income is Highest in Company's History

Lynchburg, Va., January 25, 2008.........Bank of the James Financial Group, Inc. (OTCBB:BOJF) (the "Company") (quarterly and 2007 year-to-date consolidated results unaudited) reported today total net income after tax of $607,000 or $0.24 per basic share ($0.23 diluted) for the quarter ended December 31, 2007 and $2,084,000 or $0.82 per basic share ($0.78 diluted) year-to-date compared to net income of $565,000 or $0.25 per basic share ($0.24 diluted) and $1,765,000 or $0.80 per basic share ($0.75 diluted) for the respective periods a year ago. The 2007 year-to-date net income figure represents an 18.1% increase over 2006. All earnings per share amounts have been adjusted to reflect the 10% stock dividend declared by Bank of the James Financial Group, Inc. (the "Company") at the annual shareholder's meeting on May 15, 2007, as well as all previously declared and paid stock dividends.

The fourth quarter 2007 is the second consecutive quarter in which net income has exceeded the previous highest quarterly net income achieved in the Company's history. The Company's chief financial officer, J. Todd Scruggs, commented, "We are extremely pleased with our 2007 financial performance particularly in light of the difficulties in the financial sector in the second half of 2007. For two consecutive quarters we have achieved the highest net income in the history of the Company. This is attributable to our dedicated employees who focused on execution of our business plan throughout 2007. We are proud to serve Region 2000 and continue to believe there is potential for additional growth and market penetration in 2008 and beyond. We also wish to reiterate what we have stated previously; Bank of the James made a conscious decision several years ago to avoid any direct exposure to subprime lending. This continues to be our policy moving forward as well."

Non interest income increased from $2,314,000 in the year ended December 31, 2006 to $2,751,000 in the year ended December 31, 2007, an increase of 18.9%. The increase is attributable to fees derived from increased mortgage origination volume, revenue from the Bank's investment in a title insurance company, as well as commissions on investments offered through BOTJ Investment Group, Inc, a subsidiary of Bank of the James Financial Group, Inc.

Return on average assets and return on average equity in the fourth quarter 2007 was 0.90% and 10.11% respectively, as compared to 1.01% and 13.52% in the same period a year ago. The decrease in these ratios as compared to the same period a year ago was expected due to the increase in equity capital as a result of the recent stock offering that concluded at the end of 2006.

Strong balance sheet growth in the fourth quarter 2007, specifically loan growth, contributed to the increased earnings. Loans, net of unearned income and loan loss provision, increased from $187,469,000 as of December 31, 2006 to $224,022,000 as of the end of December 31, 2007, an increase of 19.5%. Management expects that the current level of equity capital will allow the Bank, among other things, to continue to grow its loan portfolio.

Deposits, which funded the increase in loans, increased from $201,789,000 as of December 31, 2006 to $228,723,000 as of December 31, 2007, an increase of 13.4%. The growth in loans, deposits and equity capital contributed to the overall growth of the balance sheet. Total assets as of December 31, 2007 were $270,060,000 compared to $232,709,000 at the end of 2006, an increase of $37,351,000 or 16.1%. The Company's book value per share increased from $8.68 as of December 31, 2006 to $9.59 as of December 31, 2007, an increase of $0.91 per share.

Bank of the James, a wholly owned subsidiary of Bank of the James Financial Group, Inc., currently operates seven full service locations as well as mortgage origination offices in Forest and Moneta, Virginia. BOTJ Investment Group, Inc., also a wholly owned subsidiary of Bank of the James Financial Group, Inc. operates one investment services office within the Bank's Church Street office. Bank of the James Financial Group, Inc. common stock is quoted on the Over The Counter Bulletin Board under the symbol "BOJF" (some web sites require BOJF.OB to quote).

Selected financial highlights are shown below.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "estimate," "expect," "intend," "anticipate," "plan" and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. Bank of the James Financial Group (the "Company") undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by Bank of the James (the "Bank"), a subsidiary of Bank of the James Financial Group, Inc. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission and previously filed by the Bank (as predecessor of the Company) with the Federal Reserve Board.

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Bank of the James Financial Group, Inc. and Subsidiaries
(000's) except ratios and percent data
audited
Selected Data:	Three months ending Dec 31, 2007	Three months ending Dec 31, 2006	Change	Year to date Dec 31, 2007	Year to date Dec 31, 2006	Change
Interest income	$4,743	$4,005	18.43%	$17,715	$14,680	20.67%
Interest expense	2,102	1,635	28.56%	7,835	5,684	37.84%
Net Interest income	2,641	2,370	11.43%	9,880	8,996	9.83%
Provision for loan losses	147	141	4.26%	451	630	-28.41%
Noninterest income	766	677	13.15%	2,751	2,314	18.89%
Noninterest expense	2,340	2,015	16.13%	9,019	7,933	13.69%
Income taxes	313	326	-3.99%	1,077	982	9.67%
Net income	607	565	7.43%	2,084	1,765	18.07%
Weighted Average Shares Outstanding	2,558,103	2,231,892	14.62%	2,552,765	2,216,245	15.18%
Basic net income per share	$0.24	$0.25	$(0.01)	$0.82	$0.80	$0.02
Fully diluted net income per share	$0.23	$0.24	$(0.01)	$0.78	$0.75	$0.03

Balance Sheet at period end:	Dec 31, 2007	Dec 31, 2006	Change	Dec 31, 2006	Dec 31, 2005	Change
Loans, net	$224,022	$187,469	19.50%	$187,469	$155,480	20.57%
Total securities	32,227	26,192	23.04%	26,192	23,919	9.50%
Total deposits	228,723	201,789	13.35%	201,789	173,956	16.00%
Stockholders' equity	24,524	21,931	11.82%	21,931	14,675	49.44%
Total assets	270,060	232,709	16.05%	232,709	195,852	18.82%
Shares Outstanding	2,556,578	2,526,090	30,488	2,526,090	2,201,645	324,446
Book value per share	9.59	8.68	0.91	8.68	6.67	$2.02

Daily averages:	Three months ending Dec 31, 2007	Three months ending Dec 31, 2006	Change	Year to date Dec 31, 2007	Year to date Dec 31, 2006	Change
Loans, net	$220,072	$178,634	23.20%	$205,610	$165,852	23.97%
Total securities	31,927	27,618	15.60%	27,881	26,565	4.95%
Total deposits	227,240	194,287	16.96%	213,659	182,997	16.76%
Stockholders' equity	23,829	16,585	43.68%	22,889	15,594	46.78%
Interest earning assets	254,802	210,076	21.29%	236,626	196,666	20.32%
Interest bearing liabilities	209,085	172,528	21.19%	193,194	164,090	17.74%
Total Assets	268,187	221,169	21.26%	249,365	207,395	20.24%

Financial Ratios:	Three months ending Dec 31, 2007	Three months ending Dec 31, 2006	Change	Year to date Dec 31, 2007	Year to date Dec 31, 2006	Change
Return on average assets	0.90%	1.01%	(0.11)	0.84%	0.85%	(0.01)
Return on average equity	10.11%	13.52%	(3.41)	9.10%	11.32%	(2.22)
Net Interest Margin	4.11%	4.48%	(0.37)	4.18%	4.57%	(0.39)
Efficiency ratio	68.68%	66.13%	2.55	71.40%	70.14%	1.26
Average Equity to average assets	8.89%	7.50%	1.39	9.18%	7.52%	1.66

Allowance for loan losses:	Three months ending Dec 31, 2007	Three months ending Dec 31, 2006	Change	Year to date Dec 31, 2007	Year to date Dec 31, 2006	Change
Beginning balance	$2,170	$2,013	7.80%	$2,091	$1,777	17.67%
Provision for losses	147	141	4.26%	451	630	-28.41%
Charge-offs	(180)	(108)	66.67%	(442)	(403)	9.68%
Recoveries	9	45	-80.00%	46	87	-47.13%
Ending balance	2,146	2,091	2.63%	2,146	2,091	2.63%

Nonperforming assets:	Dec 31, 2007	Dec 31, 2006	Change	Dec 31, 2006	Dec 31, 2005	Change
Total nonperforming loans	1,246	646	92.88%	646	261	147.51%
Other real estate owned	-	535	-100.00%	535	-	-
Total nonperforming assets	1,246	1,181	5.50%	1,181	261	352.49%

Asset quality ratios:	Dec 31, 2007	Dec 31, 2006	Change	Dec 31, 2006	Dec 31, 2005	Change
Nonperforming loans to total loans	0.55%	0.34%	0.21	0.34%	0.17%	0.17
Allowance for loan losses to total loans	0.95%	1.10%	(0.15)	1.10%	1.13%	(0.03)
Allowance for loan losses to nonperforming loans	172.23%	323.68%	(151.45)	323.68%	680.84%	(357.16)